FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2026 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 28, 2026) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company," "CDI," "we") today reported business results for the quarter ended September 30, 2026.
Company Highlights
▪Third quarter 2026 financial results, as compared to the prior year quarter:
•Record net revenue of $696 million, up $13 million or 2%
•Record net income attributable to CDI of $80 million, up $42 million
–Excluding 3Q'25 one-time, non-cash impairment and insurance recovery, net income attributable to CDI was up $10 million or 26%
•Record Adjusted EBITDA of $264 million, up $2 million or 1%
–Excluding 3Q'25 insurance recovery, Adjusted EBITDA was up $6 million or 2%
▪We announced the Thoroughbred Championship Series with the New York Racing Association ("NYRA") beginning with the Kentucky Oaks and Kentucky Derby in 2027.
▪We received approval to relocate and expand our Rosie's Collinsville historical racing machines ("HRM") venue to 150 HRMs within Henry County, Virginia.
▪We completed the acquisition of 49% of United Tote Company ("United Tote") from NYRA and extended NYRA's tote services agreement with United Tote through 2035.
▪We entered into a new $500 million Term Loan B due 2033 (the "2033 TLB") and amended and extended our Revolver and Term Loan A facility at favorable rates.
▪The Board of Directors declared a $0.469 per share dividend (+7%) to shareholders of record as of December 4, 2026 and payable on January 5, 2027.
▪The Board of Directors approved a new $750 million share repurchase program. The new authorization includes and is not in addition to the $306 million previously remaining under the prior repurchase program authorization as of the close of trading on October 27, 2026.
▪We ended the third quarter of 2026 with net bank leverage of 3.8x and returned $48 million of capital to our shareholders through share repurchases during the quarter.

CONSOLIDATED RESULTS

	Third Quarter
(in millions, except per share data)	2026	2025

Net revenue	$696	$683
Net income attributable to CDI	$80	$38
Diluted EPS attributable to CDI	$1.15	$0.54
Adjusted EBITDA(a)	$264	$262

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.
Live and Historical Racing

	Third Quarter
(in millions)	2026	2025

Revenue	$315	$305
Adjusted EBITDA	111	116

Third quarter 2026 revenue increased $10 million due to an $11 million increase from our Kentucky HRM venues and a $1 million increase from Churchill Downs Racetrack, partially offset by a $1 million decrease from our Virginia HRM venues and a $1 million decrease from our New Hampshire venues. The Kentucky HRM increase was due to a $7 million increase from our Southwestern Kentucky venues, a $2 million increase from our Northern Kentucky venues, a $1 million increase from our Western Kentucky venues, and a $1 million increase from our Louisville venues. The Virginia HRM decrease was due to a $6 million net decrease from our Central Virginia venues primarily from increased competition, partially offset by a $4 million net increase from our Northern Virginia venues and a $1 million increase at our Western Virginia venue. The New Hampshire decrease was due to the closure of our temporary Casino Salem venue during the construction of our new Rockingham Grand Casino venue.

Third quarter 2026 Adjusted EBITDA decreased $5 million due to a $6 million decrease from our Virginia HRM venues, a $4 million decrease due to a one-time business interruption insurance recovery received in the prior year quarter for our Northern Virginia venue, and a $1 million decrease at our New Hampshire venues, partially offset by a $6 million increase from our Kentucky HRM venues. The Virginia HRM decrease was primarily due to a $10 million decrease from our Central Virginia venues that was partially offset by a $3 million increase from our Northern Virginia venue and a $1 million net increase from our Western Virginia and Southern Virginia venues. The decrease from our Central Virginia venues was primarily due to increased competition and a $5 million new tax expense related to live race days under the new racing and HRM tax structure that became effective July 1, 2026. Our Virginia HRM venues continue to benefit from a statewide HRM handle tax reduction that became effective July 1, 2025 as part of this new tax structure. The New Hampshire decrease was due to the closure of our temporary Casino Salem venue during the construction of our Rockingham Grand Casino venue. The Kentucky HRM increase was due to a $3 million increase from our Southwestern Kentucky venues, a $2 million increase from our Northern Kentucky venues, and a $1 million increase from our Louisville venues.

Wagering Services and Solutions

	Third Quarter
(in millions)	2026	2025

Revenue	$126	$127
Adjusted EBITDA	48	46
Third quarter 2026 revenue decreased $1 million due to a decrease from our sports betting business.

Third quarter 2026 Adjusted EBITDA increased $2 million primarily due to an increase in our Horse Racing business.

Gaming

	Third Quarter
(in millions)	2026	2025

Revenue	$273	$266
Adjusted EBITDA	128	123
Third quarter 2026 revenue increased $7 million primarily due to increases from our wholly-owned New York, Pennsylvania, and Maine properties.

Third quarter 2026 Adjusted EBITDA increased $5 million. Our equity investments increased $3 million from strong performance at Rivers Des Plaines in Illinois and Miami Valley Gaming in Ohio. Our wholly-owned gaming properties increased $2 million primarily from our New York property.

All Other

	Third Quarter
(in millions)	2026	2025

Revenue	$2	$2
Adjusted EBITDA	(23)	(23)
Third quarter 2026 revenue is consistent with the prior year. All intercompany captive revenue is eliminated in consolidation.
Third quarter 2026 Adjusted EBITDA is consistent with the prior year.

CAPITAL MANAGEMENT
United Tote Acquisition
On August 3, 2026, the Company closed on its previously announced acquisition of 49% of United Tote Company from NYRA Content Management Solutions, LLC, a subsidiary of NYRA. Concurrent with this transaction, NYRA has agreed to extend its tote services agreement with United Tote through 2035.
Credit Agreement
On September 25, 2026, the Company closed the eighth amendment to its senior secured credit facility (the "Credit Agreement") to (i) extend the maturity date of its Revolver and Term Loan A from July 2029 to September 2031, (ii) eliminate the 10 basis points credit spread adjustment previously applicable, and (iii) amend certain other provisions of the Credit Agreement.
The Company also entered into the $500 million 2033 TLB under its Credit Agreement. The 2033 TLB was issued at 99.875% of the principal amount and has a maturity date of September 25, 2033. The 2033 TLB bears interest at SOFR plus 175 basis points. The Company used a portion of the net proceeds from the 2033 TLB to repay indebtedness outstanding under its 2028 TLB, repay indebtedness outstanding under its 2031 Revolver, to fund related transaction fees and expenses, and for working capital and other general corporate purposes.
On October 19, 2026, the Company redeemed the 2027 Senior Notes with borrowings from the 2031 Revolver.

Annual Dividend
On October 27, 2026, the Company's Board of Directors declared an annual cash dividend on the Company's common stock of $0.469 per outstanding share, a seven percent increase over the prior year. The dividend is payable on January 5, 2027, to shareholders of record as of the close of business on December 4, 2026, with the aggregate cash dividend to be paid to each shareholder rounded to the nearest whole cent. This will be the sixteenth consecutive year that the Company has increased the dividend per share.
Share Repurchase Program
The Company repurchased 570,169 shares of its common stock at a total cost of $48 million in the third quarter of 2026. We had approximately $382 million of repurchase authority remaining under the July 2025 Stock Repurchase Program as of September 30, 2026.
On October 27, 2026, the Company's Board of Directors approved a new common stock repurchase program of up to $750 million (the "October 2026 Stock Repurchase Program"). The October 2026 Stock Repurchase Program includes and is not in addition to the $306 million remaining under the July 2025 Stock Repurchase Program as of the close of trading on October 27, 2026.

NET INCOME ATTRIBUTABLE TO CDI
The Company's third quarter 2026 net income attributable to CDI was $80 million compared to $38 million in the prior year quarter.
The following factors impacted the comparability of the Company's third quarter 2026 net income to the prior year quarter:
•a $35 million after-tax impairment charge in the prior year quarter related to the impairment of the Chasers' gaming rights.
This was offset by:
•a $2 million after-tax increase in other charges and recoveries, net.
Excluding the items above, third quarter 2026 adjusted net income attributable to CDI increased $9 million primarily due to the following:
•a $4 million after-tax increase in equity income from our unconsolidated affiliates;
•a $3 million after-tax increase primarily driven by the results of our operations;
•a $1 million after-tax decrease in interest expense; and
•a $1 million after-tax decrease of the portion of the Company's income from United Tote and our facility in New Hampshire being recognized as income attributable to a noncontrolling interest.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 29, 2026 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at https://ir.churchilldownsincorporated.com/events-presentations, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, October 29, 2026. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

Use of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as key performance measures of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interests; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interests.
Adjusted EBITDA excludes:
•Transaction expense, net, which includes:
◦Acquisition, disposition, and property sale related charges; and
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments, net;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses

For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Condensed Consolidated Statements of Comprehensive Income. See the Reconciliation of Net Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the Company’s most iconic and enduring asset, Churchill Downs Racetrack, the home of the Kentucky Derby and premier races of the Thoroughbred Championship Series. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. www.churchilldownsincorporated.com
This news release contains various "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," "scheduled," and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions, and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry; loss of key or highly skilled personnel, as well as general disruptions in the labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; cybersecurity risk, including cybersecurity breaches, loss or misuse of our confidential information as a result of a breach including customers’ personal information, or IT system operational disruptions, could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events, system failures, errors or defects disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates, disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; whether the objective of a strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any strategic transaction and whether any strategic transaction will be consummated on the terms proposed or at all; the risk that the announcement or exploration of strategic alternatives could have an adverse effect on our ability to retain key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships; the risk of any unexpected costs or expenses resulting from the exploration of strategic alternatives; the risk of any litigation relating to the exploration of strategic alternatives or any strategic transaction; and other factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2026	2025	2026	2025
Net revenue:
Live and Historical Racing	$308	$300	$1,148	$1,083
Wagering Services and Solutions	116	118	392	383
Gaming	272	265	799	794
All Other	—	—	—	—
Total net revenue	696	683	2,339	2,260
Operating expense:
Live and Historical Racing	216	205	683	651
Wagering Services and Solutions	76	77	240	235
Gaming	195	192	575	575
All Other	2	5	12	13
Selling, general and administrative expense	60	59	180	175
Asset impairments, net	—	46	—	48
Transaction expense, net	4	1	6	3
Total operating expense	553	585	1,696	1,700
Operating income	143	98	643	560
Other (expense) income:
Interest expense, net	(69)	(75)	(211)	(222)
Equity in income of unconsolidated affiliates	38	35	115	105
Miscellaneous, net	(1)	3	5	6
Total other (expense) income	(32)	(37)	(91)	(111)
Income from operations before provision for income taxes	111	61	552	449
Income tax provision	(31)	(22)	(147)	(115)
Net income	80	39	405	334
Net income attributable to noncontrolling interests	—	1	1	2
Net income attributable to Churchill Downs Incorporated	$80	$38	$404	$332

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$1.15	$0.54	$5.75	$4.59
Diluted net income	$1.15	$0.54	$5.73	$4.55
Weighted average shares outstanding:
Basic	70	70	70	72
Diluted	70	71	70	73

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$167	$201
Restricted cash	92	88
Accounts receivable, net	106	93
Income taxes receivable	—	17
Other current assets	53	44
Total current assets	418	443
Property and equipment, net	2,921	2,919
Investment in and advances to unconsolidated affiliates	694	685
Goodwill	900	900
Other intangible assets, net	2,510	2,515
Other assets	24	23
Total assets	$7,467	$7,485
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$221	$184
Accrued expenses and other current liabilities	403	400
Income taxes payable	3	—
Current deferred revenue	36	55
Current maturities of long-term debt and notes payable	659	63
Dividends payable	—	31
Total current liabilities	1,322	733
Long-term debt, net of current maturities and loan origination fees	1,578	1,986
Notes payable, net of current maturities and debt issuance costs	2,485	3,081
Non-current deferred revenue	12	15
Deferred income taxes	582	520
Other liabilities	85	94
Total liabilities	6,064	6,429
Commitments and contingencies
Redeemable noncontrolling interest	24	46
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	1,380	1,011
Accumulated other comprehensive loss	(1)	(1)
Total Churchill Downs Incorporated shareholders' equity	1,379	1,010
Total liabilities and shareholders' equity	$7,467	$7,485

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2026	2025
Cash flows from operating activities:
Net income	$405	$334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	174
Distributions from unconsolidated affiliates	106	91
Equity in income of unconsolidated affiliates	(115)	(105)
Stock-based compensation	19	18
Deferred income taxes	62	58
Asset impairments	—	88
Gain on settlement of liability	—	(40)
Amortization of operating lease assets	5	5
Other	8	8
Changes in operating assets and liabilities:
Income taxes	20	42
Deferred revenue	(22)	(27)
Other assets and liabilities	(4)	28
Net cash provided by operating activities	660	674
Cash flows from investing activities:
Capital maintenance expenditures	(57)	(53)
Capital project expenditures	(119)	(172)
Acquisition of gaming rights, net of cash acquired	—	(185)
Other	(2)	(11)
Net cash used in investing activities	(178)	(421)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,266	948
Repayments of borrowings under long-term debt obligations	(1,673)	(754)
Payment of dividends	(31)	(30)
Acquisition of noncontrolling interest	(31)	—
Repurchase of common stock	(44)	(396)
Taxes paid related to net share settlement of stock awards	(3)	(4)
Debt issuance costs	(7)	—
Change in bank overdraft	8	(2)
Other	3	1
Net cash used in financing activities	(512)	(237)
Net (decrease) increase in cash, cash equivalents and restricted cash	(30)	16
Cash, cash equivalents and restricted cash, beginning of period	289	252
Cash, cash equivalents and restricted cash, end of period	$259	$268

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2026	2025	2026	2025
GAAP net income attributable to CDI	$80	$38	$404	$332

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	6	7	15	20
Other charges and recoveries, net	2	—	(3)	(1)
Asset impairments, net	—	46	—	48
Income tax impact on net income adjustments (a)	(2)	(14)	(3)	(17)
Total adjustments	6	39	9	50
Adjusted net income attributable to CDI	$86	$77	$413	$382

Adjusted diluted EPS	$1.23	$1.09	$5.89	$5.26

Weighted average shares outstanding - Diluted	70	71	70	73

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Total Wagering
TwinSpires Horse Racing(a)	$485	$472	$1,494	$1,465
(a) TwinSpires Horse Racing wagering does not include wagering generated by Velocity and national affiliates.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$12	$11	$262	$243
Louisville	54	54	168	163
Northern Kentucky	29	26	94	84
Southwestern Kentucky	48	42	141	126
Western Kentucky	23	22	60	50
Virginia	139	140	410	406
New Hampshire	3	5	13	11
Total Live and Historical Racing	$308	$300	$1,148	$1,083

Wagering Services and Solutions:	$116	$118	$392	$383

Gaming:
Florida	$21	$23	$69	$74
Iowa	23	24	71	71
Indiana	34	33	102	97
Louisiana	27	26	92	103
Maine	31	29	82	81
Maryland	32	31	81	77
Mississippi	23	22	71	71
New York	51	48	148	139
Pennsylvania	30	29	83	81
Total Gaming	$272	$265	$799	$794
All Other	—	—	—	—
Net revenue from external customers	$696	$683	$2,339	$2,260

Intercompany net revenues:
Live and Historical Racing	$7	$5	$43	$40
Wagering Services and Solutions	10	9	30	28
Gaming	1	1	6	5
All Other	2	2	6	6
Eliminations	(20)	(17)	(85)	(79)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$16	$87	$5	$108	$—	$108
Historical racing(a)	258	—	—	258	—	258
Racing event-related services	4	—	—	4	—	4
Gaming(a)	3	3	237	243	—	243
Other(a)	27	26	30	83	—	83
Total	$308	$116	$272	$696	$—	$696

	Three Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$16	$87	$5	$108	$—	$108
Historical racing(a)	252	—	—	252	—	252
Racing event-related services	4	—	—	4	—	4
Gaming(a)	5	4	230	239	—	239
Other(a)	23	27	30	80	—	80
Total	$300	$118	$265	$683	$—	$683
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $16 million for the three months ended September 30, 2026 and $15 million for the three months ended September 30, 2025.

	Nine Months Ended September 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$80	$301	$19	$400	$—	$400
Historical racing(a)	780	—	—	780	—	780
Racing event-related services	197	—	1	198	—	198
Gaming(a)	10	13	687	710	—	710
Other(a)	81	78	92	251	—	251
Total	$1,148	$392	$799	$2,339	$—	$2,339

	Nine Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$81	$292	$20	$393	$—	$393
Historical racing(a)	741	—	14	755	—	755
Racing event-related services	178	—	1	179	—	179
Gaming(a)	11	12	669	692	—	692
Other(a)	72	79	90	241	—	241
Total	$1,083	$383	$794	$2,260	$—	$2,260
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $48 million for the nine months ended September 30, 2026 and $45 million for the nine months ended September 30, 2025.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$315	$126	$273	$714	$2	$(20)	$696

Pari-mutuel taxes and purses	(87)	(6)	(6)	(99)	—	—	(99)
Gaming taxes	(1)	—	(84)	(85)	—	—	(85)
Marketing and advertising	(12)	—	(9)	(21)	—	—	(21)
Salaries and benefits	(38)	(9)	(43)	(90)	—	—	(90)
Content expense	(1)	(47)	(2)	(50)	—	7	(43)
Selling, general and administrative expense	(11)	(3)	(11)	(25)	(22)	—	(47)
Maintenance, insurance and utilities	(13)	(3)	(10)	(26)	(2)	3	(25)
Gaming equipment rental and technology costs	(15)	(1)	(5)	(21)	—	10	(11)
Food and beverage costs	(4)	—	(4)	(8)	—	—	(8)
Other operating expense(a)	(23)	(9)	(18)	(50)	(1)	—	(51)
Equity in income of unconsolidated affiliates	—	—	47	47	—	—	47
Other income	1	—	—	1	—	—	1
Adjusted EBITDA	$111	$48	$128	$287	$(23)	$—	$264

	Three Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$305	$127	$266	$698	$2	$(17)	$683

Pari-mutuel taxes and purses	(80)	(6)	(7)	(93)	—	—	(93)
Gaming taxes	(2)	(1)	(82)	(85)	—	—	(85)
Marketing and advertising	(13)	(1)	(9)	(23)	—	—	(23)
Salaries and benefits	(37)	(9)	(41)	(87)	—	—	(87)
Content expense	(2)	(49)	(3)	(54)	—	7	(47)
Selling, general and administrative expense	(11)	(3)	(10)	(24)	(22)	1	(45)
Maintenance, insurance and utilities	(11)	(1)	(11)	(23)	(3)	2	(24)
Gaming equipment rental and technology costs	(13)	—	(4)	(17)	—	7	(10)
Food and beverage costs	(3)	—	(4)	(7)	—	—	(7)
Other operating expense(a)	(21)	(11)	(16)	(48)	—	—	(48)
Equity in income of unconsolidated affiliates	—	—	44	44	—	—	44
Other income	4	—	—	4	—	—	4
Adjusted EBITDA	$116	$46	$123	$285	$(23)	$—	$262
(a) Other operating expense primarily includes supplies, regulatory licenses and fees, property taxes, and third-party service fees and costs.

	Nine Months Ended September 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$1,191	$422	$805	$2,418	$6	$(85)	$2,339

Pari-mutuel taxes and purses	(282)	(18)	(24)	(324)	—	—	(324)
Gaming taxes	(5)	(1)	(240)	(246)	—	—	(246)
Marketing and advertising	(40)	(8)	(25)	(73)	—	—	(73)
Salaries and benefits	(112)	(26)	(127)	(265)	—	—	(265)
Content expense	(3)	(168)	(5)	(176)	—	51	(125)
Selling, general and administrative expense	(36)	(11)	(35)	(82)	(68)	—	(150)
Maintenance, insurance and utilities	(38)	(8)	(29)	(75)	(9)	7	(77)
Gaming equipment rental and technology costs	(42)	(4)	(14)	(60)	—	27	(33)
Food and beverage costs	(12)	—	(13)	(25)	—	—	(25)
Other operating expense(a)	(80)	(33)	(53)	(166)	(2)	—	(168)
Equity in income of unconsolidated affiliates	—	—	143	143	—	—	143
Other income	1	—	1	2	—	—	2
Adjusted EBITDA	$542	$145	$384	$1,071	$(73)	$—	$998

	Nine Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$1,123	$411	$799	$2,333	$6	$(79)	$2,260

Pari-mutuel taxes and purses	(268)	(18)	(29)	(315)	—	—	(315)
Gaming taxes	(5)	(2)	(234)	(241)	—	—	(241)
Marketing and advertising	(43)	(8)	(26)	(77)	—	—	(77)
Salaries and benefits	(107)	(26)	(128)	(261)	—	—	(261)
Content expense	(5)	(169)	(7)	(181)	—	49	(132)
Selling, general and administrative expense	(32)	(13)	(32)	(77)	(65)	1	(141)
Maintenance, insurance and utilities	(33)	(3)	(30)	(66)	(7)	6	(67)
Gaming equipment rental and technology costs	(37)	(2)	(13)	(52)	—	23	(29)
Food and beverage costs	(11)	—	(12)	(23)	—	—	(23)
Other operating expense(a)	(71)	(35)	(49)	(155)	—	—	(155)
Equity in income of unconsolidated affiliates	—	—	134	134	—	—	134
Other income	4	—	1	5	—	—	5
Adjusted EBITDA	$515	$135	$374	$1,024	$(66)	$—	$958

(a) Other operating expense primarily includes supplies, regulatory licenses and fees, property taxes, and third-party service fees and costs.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income attributable to Churchill Downs Incorporated	$80	$38	$404	$332
Net income attributable to noncontrolling interests	—	1	1	2
Net income	80	39	405	334

Adjustments:
Depreciation and amortization	61	57	176	174
Interest expense	69	75	211	222
Income tax provision	31	22	147	115
Stock-based compensation expense	6	7	19	18
Pre-opening expense	2	3	7	9
Other expenses, net	—	3	2	7
Asset impairments, net	—	46	—	48
Transaction expense, net	4	1	6	3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9	9	28	29
Other charges and recoveries, net	2	—	(3)	(1)
Total adjustments	184	223	593	624
Adjusted EBITDA	$264	$262	$998	$958

Adjusted EBITDA by segment:
Live and Historical Racing	$111	$116	$542	$515
Wagering Services and Solutions	48	46	145	135
Gaming	128	123	384	374
Total segment Adjusted EBITDA	287	285	1,071	1,024
All Other	(23)	(23)	(73)	(66)
Total Adjusted EBITDA	$264	$262	$998	$958

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net revenue	$224	$211	$668	$632

Operating and SG&A expense	141	133	420	398
Depreciation and amortization	6	6	18	18
Operating income	77	72	230	216
Interest and other expense, net	(10)	(10)	(29)	(31)
Net income	$67	$62	$201	$185

	Summarized Balance Sheet
(in millions)	September 30, 2026	December 31, 2025
Assets
Current assets	$107	$109
Property and equipment, net	305	315
Other assets, net	265	265
Total assets	$677	$689

Liabilities and Members' Deficit
Current liabilities	$107	$89
Long-term debt	760	803
Members' deficit	(190)	(203)
Total liabilities and members' deficit	$677	$689

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
2026 capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2026 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Victory Run	April 2028	$40-45
New Hampshire	Rockingham Grand Casino (HRM Venue)	Mid-2027	$45-50
All Other & Completed Projects
All Other Projects		TBD	$15-20
Completed Projects		Completed	$60-65
		Total:	$160-180